SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2007

NOBLE INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-13581	38-3139487
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

28213 Van Dyke Avenue Warren, Michigan	48093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (586) 751-5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Larry W. Garretson, Vice President of Operations of Noble International, Ltd. (the “Company”), is departing the Company as of April 30, 2007. In accordance with the terms of Mr. Garretson’s employment arrangements with the Company and its subsidiary, Pullman Industries, Inc., the Company expects to enter into a Severance and Release Agreement with Mr. Garretson wherein Mr. Garretson would receive severance payments in the form of a pro-rated bonus and 12 months salary, subject to certain obligations and conditions, including his cooperation with the Company as needed. A copy of the executed Severance and Release Agreement will be filed with an amendment to this Current Report on Form 8-K after it is executed. The description of the Severance and Release Agreement is qualified in its entirety by the terms of the executed Severance and Release Agreement.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE INTERNATIONAL, LTD., a Delaware corporation (registrant)

April 24, 2007	By:	/s/ Andrew J. Tavi
Andrew J. Tavi Vice President and General Counsel

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